Exhibit 10.2

QUITCLAIM AGREEMENT

This Quitclaim Agreement is entered into on January 8, 2008 (the “Effective Date”). For a purchase price of One Dollar ($1.00) the receipt and sufficiency of which are hereby acknowledged, American Nano Silicon Technology, Inc., a California corporation (the “Company”) does hereby sell, convey, assign, transfer, vest and deliver to South Bay Financial Solutions, Inc., a Nevada corporation and a wholly-owned subsidiary of the Company, (“SBFS), all of its rights, title, and interest in and to the assets as more particularly defined in Exhibit A, attached hereto, (the “Assets”), including without limitation any and all, copyrights, trademarks, and other intellectual property rights embodied therein, wherever and however arising, in connection therewith or otherwise pertaining thereto, and all goodwill related thereto intellectual property rights (collectively, the “Proprietary Rights”) and the Company does hereby acknowledge the receipt of and accept delivery of the Assets.

1.            SBFS acknowledges and agrees that the Company does not warrant it owns the Assets and is transferring only such rights, title and interest in the Assets as may be held by the Company. SBFS further acknowledges that it is taking possession and ownership of the Assets in their “AS IS WHERE IS” condition and that if any portions of the Assets are found defective by SBFS, the Company  shall have no obligation to remedy such defects nor any other liability or obligation with respect thereto. THE COMPANY MAKES AND SBFS RECEIVES NO WARRANTY, EXPRESSED OR IMPLIED, AND EXPRESSLY EXCLUDES ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.  THE COMPANY SHALL HAVE NO LIABILITY OF ANY NATURE, INCLUDING THOSE OBLIGATIONS UNDER THIS AGREEMENT, FOR CONSEQUENTIAL, EXEMPLARY, OR INCIDENTAL DAMAGES EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

2.            This Quitclaim Agreement shall be governed by and construed in accordance with the internal laws of the State of California regardless of the laws that might otherwise govern under principles of conflict of laws applicable thereto.

IN WITNESS WHEREOF, the Company and SBFS have executed this Quitclaim Agreement as of the Effective Date.

“COMPANY” American Nano Silicon Technology, Inc., a California corporation /s/ Pu Fachun By: Pu Fachun Its: President and CEO	“SBFS” South Bay Financial Solutions, Inc., a Nevada corporation /s/ Steve Crane By: Steve Crane Its: Director

QUITCLAIM AGREEMENT
JANUARY 8, 2008
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EXHIBIT A
DESCRIPTION OF ASSETS
The Assets are as follows :

1.
All of  the computer equipment, telephone equipment, office equipment and other personal property used in conducting the Company’s business, as such business was conducted prior to the closing of that certain that certain Stock Purchase and Share Exchange Agreement, dated as May 24, 2007 entered into by the Company and certain other parties, and located as of the date hereof at SBFS’s headquarters at 1650 South Pacific Coast Highway, Suite 308, Redondo Beach, CA 90277.

2.	15,400 shares of common stock in Axium Technologies Inc. evidenced by Certificate No. 1102

3.	9,225,691 shares of common stock in Stronghold Industries, Inc. evidenced by Certificate No. 1153

4.	Any remaining interest held by the Company in the following automobiles:

             2004 Porsche C5, Calif. License Plate: 5PIX001, VIN# WP0CA29924S651213

5.	$99.53 in the Company’s account at Wells Fargo Bank, Account
No. 0433-035748.

QUITCLAIM AGREEMENT
JANUARY 8, 2008
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